Exhibit 10.4

FORM OF AMENDMENT AND WAIVER

THIS AMENDMENT AND WAIVER (this “Amendment”) is made and entered into effective as of March __, 2020 (the “Amendment Date”) by and between Vantage Drilling International (the “Company”) and ______________ (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of _______ (the “Agreement”);

WHEREAS, in light of the unprecedented global economic decline and public health crisis resulting from the spread of COVID-19, along with the collapse in oil prices worldwide, the Company must undertake certain measures to ensure continued liquidity;

WHEREAS, Executive desires to contribute to the Company’s efforts to preserve liquidity during this difficult period;

WHEREAS, from the period beginning on April 1, 2020 and ending June 30, 2020 (the “Reduced Period”), the Company shall reduce Executive’s time required to attend to the business of the Company by 20%;

WHEREAS, for certain limited purposes, and as consideration for the foregoing, the Company and Executive desire to reduce the “Base Salary” (as such term is used in the Agreement, and as the Base Salary was in effect on the Amendment Date) by 20%, effective April 1, 2020, with such reduced Base Salary remaining at such reduced amount through the Reduced Period and reverting thereafter to the Base Salary in effect on the Amendment Date (the “Original Base Salary”);

WHEREAS, pursuant to Section [__] of the Agreement, the Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by Executive and an officer or other authorized executive of the Company; and

NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties to this Amendment agree as follows:

1.All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.AMENDMENT AND WAIVER

ARTICLE I

ARTICLE II

2.1Amendment to Section 1.2 Duties as Executive of the Company.  The parties to this Amendment agree that during the Reduced Period, the Company shall reduce Executive’s time required to attend to the business of the Company by 20%.  Thereafter, Executive’s time to attend the business of the Company shall revert to such time required as was in effect on the Amendment Date. By way of example, if Executive’s work week consisted of five business days prior to the Reduced Period, Executive would work four business days during the Reduced Period.

2.2Amendment to Section 2.1 Base Salary.  As consideration for the forgoing, the parties to this Amendment agree that the Base Salary shall be reduced by 20% effective April 1, 2020 (such reduced Base Salary, the “Temporary Base Salary”).  The Temporary Base Salary shall remain in effect until June 30, 2020, and thereafter the Base Salary shall revert and increase to the Original Base Salary.

2.3Application to other Terms and Conditions.  The parties to this Amendment acknowledge that, for all purposes of the Agreement other than Section 2.1 thereof, the term “Base Salary” as defined and used in the Agreement shall not be changed or modified by this Amendment.  For the avoidance of doubt, during the period from April 1, 2020 through June 30, 2020, the amount constituting the Original Base Salary shall continue to be the “Base Salary” for all provisions of the Agreement other than Section 2.1 thereof.

2.4Waiver of Good Reason.  Executive hereby acknowledges and agrees that the temporary reduction of the Base Salary as contemplated herein and/or the execution of this Amendment shall not constitute “Good Reason” as such term is defined in the Agreement.  Executive waives any rights Executive may have under the Agreement in respect of such temporary reduction in the Base Salary, including, but not limited to, any rights or benefits accruing under Section 3.4 of the Agreement.

3.Except as amended hereby, Executive and the Company hereby agree that the Agreement shall remain unmodified and in full force and effect.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed on its behalf, all as of the Amendment Date.

COMPANY:

VANTAGE DRILLING INTERNATIONAL

By:

Title:

Name

EXECUTIVE:

__________________________________________[Name]